UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Goldman Sachs BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GSBD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Termination of a Material Definitive Agreement.

On June 5, 2025, Goldman Sachs BDC, Inc. (the “Company”) provided written notice to Truist Securities, Inc. (“Truist”) of its election to terminate the equity distribution agreement, dated as of November 15, 2023, by and among the Company, Goldman Sachs Asset Management, L.P. and Truist (as amended, supplemented or otherwise modified and in effect from time to time, the “Equity Distribution Agreement”). The termination of the Equity Distribution Agreement was effective June 5, 2025.

The material terms of the Equity Distribution Agreement are summarized in our Current Report on Form 8-K filed with the SEC on November 16, 2023, which is incorporated herein by reference. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, filed as Exhibit 10.1 to the above-referenced Current Report on Form 8-K. As a result of the termination of the Equity Distribution Agreement, the Company’s at-the-market program is no longer in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC.
(Registrant)

Date: June 5, 2025	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President